PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, Parallel Robotic Systems Corp., with an address of 8 Merrill Drive, Unit 12, Hampton, N.H. 03842 ("Borrower") promises to pay ON DEMAND to the order of Laurence B. Flood, Trustee, the Flood Trust ("The Trust"), with an address of 433 E. Blue Hill Rd., Blue Hill, ME 04614, the sum of One Million, Eight Hundred Thirty-six Thousand, Seven Hundred Fifty-two dollars ($1,836,752), with interest thereon, in accordance with the provisions stated below.

INTEREST. Interest on the unpaid principal balance of this Note shall accrue from the date hereof, and shall be calculated on a 365-day year, at the rate of eight percent (8.00%) per annum.

REPAYMENT. This Note is payable ON DEMAND. Until demand interest shall accrue, but no monthly payments of either principal or interest shall be required.

APPLICATION OF PAYMENTS. Any payments received by The Trust on account of this Note shall be applied first to any costs, expenses, or charges then owed The Trust by the Borrower, second to accrued and unpaid interest, and third to the unpaid principal balance hereof.

DEMAND. The Trust at its option may declare the entire unpaid principal balance of this Note and accrued unpaid interest thereon to be immediately due and payable without notice or protest (both of which are hereby waived by Borrower) at any time on demand. Demand may be made at any time for any reason or for no reason.

ADDITIONAL CHARGES. To the extent permitted by applicable law and at the option of The Trust, the Borrower shall pay the following additional charges with respect to this Note:

LATE CHARGE. A Late Charge of ten percent (10%) of any payment not made within fifteen (15) days of when due, which Late Charge shall be payable on demand.

POST DEMAND INTEREST. Any amount not paid upon The Trust's making demand on this Note shall bear interest until repaid at a rate of eighteen percent (18.00%) per annum.

ADDITIONAL PROVISIONS. No delay or omission by The Trust in exercising or enforcing any of The Trust's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.

The Borrower shall indemnify, defend, and hold The Trust harmless against any claim

brought or threatened against The Trust (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of The Trust's relationship with the Borrower and shall pay all costs and expenses, including, without limitation, attorneys' reasonable fees and expenses in connection with the protection, collection or enforcement of any of The Trust's rights against the Borrower.

The Borrower waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted the Borrower by The Trust with respect to this Note and/or any collateral given to secure the within Note and/or any other liability of the Borrower to The Trust.

The within Note shall be binding upon and its terms specifically applicable to the Borrower and upon its respective heirs, successors, assigns, and representatives, and shall inure to the benefit of The Trust and its successors, endorsers, and assigns.

This Note shall be governed by the laws of the State of New Hampshire, and shall take effect as a sealed instrument. The Borrower, and each endorser and guarantor of this Note, submits to the jurisdiction of the courts of the State of New Hampshire for all purposes with respect to this Note.

The Borrower has read all terms and conditions of this Note and acknowledges receipt of an exact copy of it.
Signed as a sealed instrument.

Parallel Robotic Systems Corp

Date: 10/26/05

By: ____________________
PRESIDENT Duly Authorized

Witness ____________________

G:\Holo Dek\2005 Coupe Files of Holo-Dek\Word 2005 files\Springer Docs for 1 mil note to Larry on 08 18 05\Demand note at 8% 1 mil + fr GJC to Springer 08 18 05 w pg nos & file name added 10 26 05.doc